Exhibit 99.1

For more information, contact:
Douglas D. Hommert, Executive
Vice President, Secretary and Treasurer
314-854-8520

FOR IMMEDIATE RELEASE

FutureFuel Corp. Plans to List Shares on the New York Stock Exchange

ST. LOUIS – On March 8, 2011, FutureFuel Corp. (OTC: FTFL) (the “Company”) announced the pending listing of its common stock on the New York Stock Exchange (“NYSE”).  The Company expects its common stock to begin trading on the NYSE on or about March 23, 2011, trading under the symbol “FF”.  The Company’s common stock will continue to be quoted on the Over-the-Counter Bulletin Board under the symbol “FTFL” until the transfer is completed.

FutureFuel Corp. was created in 2005.  In October 2006, the Company purchased FutureFuel Chemical Company (formerly named “Eastman SE, Inc.”), the owner and operator of a chemical and biodiesel manufacturing facility located near Batesville, Arkansas.  Since then, the Company has worked to become a leader in the U.S. biofuel industry, while maintaining the Batesville facility’s status as a world-class specialty chemical manufacturer.

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